BYLAWS

OF

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

AN OKLAHOMA CORPORATION

ADOPTED EFFECTIVE

March 26, 2007

TABLE OF CONTENTS

TO

BYLAWS

OF

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

ARTICLE I - OFFICES

1

SECTION 1.01.

Registered Office and Registered Agent

1

SECTION 1.02.

Other Offices

1

ARTICLE II - SHAREHOLDERS

1

SECTION 2.01.

Place of Meetings

1

SECTION 2.02.

Annual Meeting

1

SECTION 2.03.

Special Meetings

1

SECTION 2.04.

Notice of Meetings

2

SECTION 2.05.

Quorum and Adjourned Meetings

2

SECTION 2.06.

Conduct of Meetings

2

SECTION 2.07.

Voting

3

SECTION 2.08.

Consent of Shareholders in Lieu of a Meeting

3

SECTION 2.09.

Voting Lists

3

ARTICLE III - BOARD OF DIRECTORS

3

SECTION 3.01.

Powers

3

SECTION 3.02.

Number, Qualifications and Term of Office

3

SECTION 3.03.

Vacancies

4

SECTION 3.04.

Resignations

4

SECTION 3.05.

Organization

5

SECTION 3.06.

Place of Meetings

5

SECTION 3.07.

Organizational Meeting

4

SECTION 3.08.

Regular Meetings

4

SECTION 3.09.

Special Meetings

5

SECTION 3.10.

Quorum and Adjourned Meetings

5

SECTION 3.11.

Unanimous Consent of Directors in Lieu of Meeting

5

SECTION 3.12.

Executive and Other Committees

5

SECTION 3.13.

Compensation of Directors

6

ARTICLE IV - NOTICE OF MEETINGS

6

SECTION 4.01.

Notice

6

SECTION 4.02.

Waiver of Notice

6

SECTION 4.03.

Teleconference Meetings

7

ARTICLE V - OFFICERS

7

SECTION 5.01.

Number, Qualifications and Designation

7

SECTION 5.02.

Election, Term of Office and Resignation

7

SECTION 5.03.

Removal of Officers

7

SECTION 5.04.

Chairman of the Board

7

SECTION 5.05.

President

8

SECTION 5.06.

Vice Presidents

8

SECTION 5.07.

Secretary

8

SECTION 5.08.

Treasurer

8

SECTION 5.09.

Controller

9

SECTION 5.10.

Assistant Officers

9

SECTION 5.11.

Bonds

9

SECTION 5.12.

Compensation of Officers

9

ARTICLE VI - CERTIFICATES OF STOCK

 9

SECTION 6.01.

Issuance

 9

SECTION 6.02.

Transfer

10

SECTION 6.03.

Stock Certificates

10

SECTION 6.04.

Lost, Stolen, Destroyed or Mutilated Certificates

10

SECTION 6.05.

Record Holder of Shares

10

SECTION 6.06.

Determination of Record Date

10

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS ANDOTHER AUTHORIZED REPRESENTATIVES  11

SECTION 7.01.

Indemnification of Authorized Representatives in

Third Party Proceedings

11

SECTION 7.02.

Indemnification of Authorized Representatives in

Corporate Proceedings

12

SECTION 7.03.

Mandatory Indemnification of Authorized Representatives

12

SECTION 7.04.

Entitlement to Indemnification

12

SECTION 7.05.

Advancing Expenses

13

SECTION 7.06.

Employee Benefit Plans

13

SECTION 7.07.

Scope

13

SECTION 7.08.

Reliance

13

SECTION 7.09.

Insurance

13

ARTICLE VIII - GENERAL PROVISIONS

14

SECTION 8.01.

Dividends

14

SECTION 8.02.

Annual Statements

14

SECTION 8.03.

Contracts

14

SECTION 8.04.

Checks

14

SECTION 8.05.

Corporate Seal

14

SECTION 8.06.

Deposits

15

SECTION 8.07.

Amendment of Bylaws

15

SECTION 8.08.

Fiscal Year

15

SECTION 8.09.

Interested Directors

15

SECTION 8.10.

Form of Records

15

BYLAWS

OF

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

ARTICLE I

OFFICES

SECTION 1.01.

Registered Office and Registered Agent.  The registered office and registered agent shall be designated in duly adopted actions of the Board of Directors.  Each registered office and registered agent may be changed from time to time by a duly adopted action of the Board of Directors, and the Corporation shall file an appropriate statement of change of registered office or registered agent promptly after the taking of such action in accordance with applicable law.

SECTION 1.02.

Other Offices.  The Corporation may also have offices at such other places within or without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II

SHAREHOLDERS

SECTION 2.01.

Place of Shareholder Meetings.   All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation unless otherwise determined by the Board of Directors and specified in the notice of meeting, in which event the meeting shall be held at the place within or without the state of incorporation as shall be designated in the notice of such meeting.

SECTION 2.02.

Annual Shareholders= Meeting.  The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board, the annual meeting shall be held on a third Tuesday in May, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 a.m. local time.  Failure to hold an annual meeting shall not invalidate, alter or otherwise affect the validity of subsequent actions.  At the annual meeting, the shareholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2.03.

Special Shareholder Meetings.    Special meetings of the shareholders of the Corporation as a whole, and meetings of a particular class or series of shareholders of the Corporation may be called for any purpose or purposes for which meetings may lawfully be called at any time by the Chief Executive Officer of the Corporation or by a majority of the Board of Directors, and shall be called after the Corporation's receipt of the request in writing from shareholders owning of record one-fourth of the amount of each class or series of stock of the Corporation issued and outstanding and entitled to vote.  Every request for a special meeting shall state the specific purposes of the meeting.  The date of the meeting shall be held at such date and time as the Chief Executive Officer of the Corporation shall fix, not less than 10 days nor more than 60 days after the receipt of the request, and the Secretary shall give due notice thereof.  If the Chief Executive Officer of the Corporation shall neglect or refuse to fix the time and date of such meeting or shall fail to cause the Secretary to give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04.

Notice of Shareholder Meetings.  Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting.  Every notice of a special meeting shall state the purposes thereof.

SECTION 2.05.

Quorum and Adjourned Shareholder Meetings.  The record holders in the aggregate of a majority of stock issued and outstanding (excluding treasury stock) and entitled to vote at a shareholders meeting and who are present in person or represented by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Corporation's Certificate of Incorporation or by these Bylaws.  If the matter presented for action at any meeting of shareholders is one which requires voting by class or series of stock, then holders of a majority of each class or series effected who are present in person or by proxy shall constitute a quorum for such class or series.  If a quorum of one or more classes or series of stock is present, in person or by proxy, shareholders holding that class or series of stock may act for that class or series, even if a quorum is not present for other classes or series.  If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  When a quorum is present at any meeting, the vote of the record owners holding a majority of the stock having voting power, present in person or represented by proxy, shall decide all questions brought before such meeting, unless the question is one upon which, by expressed provision of applicable law, the Corporation's Certificate of Incorporation or these Bylaws, a different vote is required, in which case such expressed provision shall govern and control the decision of such question.  The affirmative vote or consent of the holders of a majority of a class or series of stock, voting as a class, shall constitute action by that class or series, unless applicable law, the Corporation=s Certificate of Incorporation or these Bylaws expressly provides a different vote, in which case such expressed provision shall control.  Once a meeting is duly organized and a quorum is present, the shareholders who are present in person or represented by proxy may continue to conduct business until adjournment, even after withdrawal of enough shareholders to leave less than a quorum present.

SECTION 2.06.

Conduct of Shareholder Meetings.  All annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine, subject to the requirements of applicable law, and as to matters not governed by such rules and procedures, the chairman of the meeting shall determine in good faith the procedures to be followed.  The chairman of any annual or special meeting of shareholders shall be the Chief Executive Officer of the Corporation, unless the Board of Directors or shareholders entitled to vote thereat select a different person to be chairman of the meeting.  The Secretary or other person designated by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 2.07.

Voting at by Shareholders.  Unless the Certificate of Incorporation provides otherwise, each shareholder of record shall be entitled to one vote in person or by proxy for each share of stock having voting power and held of record by such shareholder.  No cumulative voting for the election of Directors shall be permitted unless expressly permitted by the Certificate of Incorporation.  No proxy shall be voted more than three years after its date, unless the proxy specifically provides for a longer period and the law permits.

SECTION 2.08.

Consent of Shareholders in Lieu of a Meeting.  Any action required or permitted to be taken at a meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of record of stock (by class or series of stock where voting by class or series of stock is required) having not less than the minimum number of votes that would be necessary to authorize the taking of such action.  Prompt notice of the taking of action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote on the action who did not consent in writing to such action.

SECTION 2.09.

Voting List of Shareholders.  At least ten (10) days before every meeting of shareholders, the Secretary shall cause the Corporation to prepare a complete list of the shareholders of record entitled to vote at the meeting.  The list shall be arranged in alphabetical order showing the address of each shareholder, the number of shares registered in the name of each shareholder and the class or series of stock held.  Such list shall be open to the examination of any shareholder of record for any lawful purpose during ordinary business hours for a period of at least ten (10) days prior to the meeting either at the principal executive office of the Corporation or at the place where the meeting is to be held.  The list shall also be available and open for inspection during the whole time of the meeting and may be inspected by any shareholder of record or authorized representative who is present.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.

Powers.  The Board of Directors shall have full power to manage the business and affairs of the Corporation.  All powers of the Corporation, except those specifically reserved to the shareholders by law, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

SECTION 3.02.

Number, Qualifications and Term of Office.  The Board of Directors shall consist of such number of directors as may be determined from time to time by resolution of the Board of Directors.  No director need be an officer or shareholder of the Corporation, but each Director shall be a natural person 21 years of age or older.  Each Director shall serve until the next annual meeting of the shareholders or until the Director=s successor shall have been duly elected and qualified, except in the event of the Director=s death, resignation or removal.

SECTION 3.03.

Vacancies.  Except as provided by law or the Certificate of Incorporation of the Corporation, any Director may be removed, either for or without cause, at any meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director; provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting and further provided, if a Director is elected by a class or series of shareholders, the Director may not be removed without the action of a majority of the shareholders of that class or series, except as provided by law, except as provided by law or the Certificate of Incorporation of the corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election or until his successor is duly elected and qualified.  If there are no Directors in office, then an election of Directors may be held in the manner provided by law.  If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), a court of competent jurisdiction may, upon application of shareholders holding of record at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the Directors chosen by the Directors then in office.

SECTION 3.04.

Resignations.  Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall take effect upon receipt by the Corporation of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05.

Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy or incapacity in the office or absence of the Chairman of the Board, the Director chosen by a majority of the Directors present, shall be the chairman of the meeting and shall preside, and the person appointed by the chairman of the meeting shall act as secretary of the meeting.

SECTION 3.06.

Place of Director Meetings.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the state of incorporation as the Board of Directors may from time to time select, as designated in the notice calling the meeting.

SECTION 3.07.

Organizational Meeting of Directors.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of Common shareholders, unless the shareholders shall determine otherwise.

SECTION 3.08.

Regular Directors Meetings.  Regular meetings of the Board of Directors may be held without further notice after the regular schedule of meetings has been determined and approved at such time and place as shall be designated from time to time by a duly adopted action of the Board of Directors.

SECTION 3.09.

Special Directors Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by two or more of the Directors.  Notice of each special meeting shall be given to each director by telephone, telegram, telecopy, in writing or in person at least 24 hours (in the case of notice by telephone, in person or actual notice however received) or 48 hours (in the case of notice by telegram, or telecopy or similar wire communication) or five (5) days (in the case of notice by mail or otherwise) before the time at which the meeting is to be held.  Each such notice shall state the date, time and place of the meeting to be so held.

SECTION 3.10.

Quorum and Adjourned Meetings of Directors.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business; and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation.  Proxies of Directors shall not be counted to determine a quorum for meetings of the Board of Directors, or for any other purpose, and a Director may not vote by proxy at a meeting of the Board of Directors.  If a quorum is not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.11.

Unanimous Consent of Directors in Lien of a Meeting.  Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, without prior notice and without a vote if all members of the Board or such Committee, as the case may be, consent thereto in writing either before or after the taking of action with respect thereto.  The written consent shall be filed with the minutes of proceedings of the Board or that Committee.

SECTION 3.12.

Executive and Other Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees.  Each Committee shall consist of one or more Directors.  Only to the extent expressly provided in the resolution establishing any Committee and only to the extent such Committee is not otherwise restricted or limited by applicable law or the Certificate of Incorporation or these Bylaws, any Committee of the Board shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger and to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to (1) amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of the stock adopted by the Board of Directors, as permitted by applicable law, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation not issued and outstanding), (2) adopt an agreement of merger or consolidation, (3) recommend to the shareholders the sale, lease or exchange, of all or substantially all of the Corporation's property and assets, (4) recommend to the shareholders the dissolution of the Corporation or a revocation of a dissolution, or (5) amend the Bylaws of the Corporation.  Each Committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each Committee shall keep regular minutes of its meetings and file the same with the minutes of the Board of Directors.

SECTION 3.13.

Compensation of Directors.  Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors.  The Directors shall be reimbursed their actual reasonable expenses, if any, of attendance at any meeting of the Board of Directors and any Committee thereof and may be paid a fixed sum for attendance at each such meeting or a fixed salary as determined by the Board of Directors.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICE OF MEETINGS

SECTION 4.01.

Notice.  Whenever notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at the person=s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to shareholders may also be given in accordance with Section 2.04 of Article II hereof, and notice to Directors may also be given in accordance with Section 3.09 of Article III hereof.

 SECTION 4.02.

Waiver of Notice.  Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Presence in person at any meeting of the shareholders, the Board of Directors or any Committee of the Board shall constitute a waiver of notice of that meeting, unless the person in attendance  expressly states at the outset of the meeting that the person=s presence is for the purpose of objecting to notice.  Except in the case of a special meeting of shareholders and as otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or Committee of Directors need be specified in any written waiver of notice of such meeting.

SECTION 4.03.

Teleconference Meetings.  One or more shareholders, Directors or members of a Committee of Directors may participate in a meeting of the shareholders, the Board, or of a Committee of the Board, by means of conference communications or similar communications equipment; provided that all persons participating in the meeting can hear each other and participate in discussions thereof.  Participation by conference communication equipment at a meeting shall have the same effect as being present in person at such meeting.

ARTICLE V

OFFICERS

SECTION 5.01.

Number, Qualifications and Title of Officers.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.02 of this Article.  Any person may hold more than one office.  Officers may be, but need not be, Directors or shareholders of the Corporation.  The Board of Directors may from time to time elect such other officers as it deems necessary or appropriate, who shall exercise such powers and perform such duties as are provided in these Bylaws and as the Board of Directors may from time to time determine.

SECTION 5.02.

Election, Term of Office and Resignation. The officers of the Corporation shall be elected annually by the Board of Directors, and each such officer shall hold  office until a successor shall have been elected and qualified, or until the officer=s death, resignation, or removal.  Any officer may resign at any time upon written notice to the Corporation.  Such resignation shall take effect upon receipt by the Corporation of such notice, or such other date as specified in such notice.

SECTION 5.03.

Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.  If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

SECTION 5.04.

Chairman of the Board.  If the Board of Directors elects a Chairman of the Board, the Chairman of the Board shall be the Chief Executive Officer of the Corporation.  The Chairman of the Board shall preside at all meetings of the shareholders (unless the shareholders entitled to vote thereat select a different person to so act) and the Board of Directors and shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the Corporation.  It shall be the responsibility of the Chairman of the Board to see that the policies established by the Board of Directors are carried into effect.  The Chairman of the Board may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and the Chairman of the Board shall perform all duties incident to the office of Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.05.

President.  The President shall be the Chief Operating Officer of the Corporation, shall report to the Chairman of the Board, if one is elected, and shall have general supervisory responsibility over all operations of the Corporation, subject to the control of the Board of Directors.  If a Chairman of the Board is not elected and in the absence or incapacity of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board, including all duties as Chief Executive Officer of the Corporation.  The President shall execute and deliver, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, subject to supervision by the Chairman of the Board, if one is elected, the President shall perform all duties incident to the office of Chief Operating Officer of the Corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

SECTION 5.06.

Vice Presidents.  The Vice Presidents, in the order of the designation by the Board of Directors, shall perform the duties of the President in the President=s absence or incapacity and such other duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or by the President.

SECTION 5.07.

Secretary.  Unless the chairman of the meeting provides otherwise, the Secretary shall attend all meetings of the shareholders, the Board of Directors and Committees thereof, shall record the minutes of the proceedings thereat and shall keep a current and complete record thereof.  The Secretary shall publish, keep and maintain records and reports of the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President.  Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, or the President may from time to time delegate to that Assistant Secretary.

SECTION 5.08.

Treasurer.  The Treasurer shall be the Chief Financial Officer of the Corporation; shall have responsibility for the proper care and custody of all corporate funds and securities; shall keep full, accurate and complete records, receipts and disbursements of the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render a report to the Board of Directors, whenever requested, of the financial condition of the Corporation; and shall perform such other duties as the Board of Directors may prescribe.  In the absence or incapacity of a Corporate Controller, the Treasurer shall also be responsible for the performance of all the duties of the Controller.  Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time delegate to that Assistant Treasurer.

SECTION 5.09.

Controller.  The Controller, if one is elected, shall be the Chief Accounting Officer of the Corporation and shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Corporation.  The Controller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the Corporation.  The Controller shall cause to be prepared statements of the financial condition of the Corporation and proper profit and loss statements covering the operations of the Corporation and such other and additional financial statements, if any, as the Chairman of the Board, the President, the Treasurer or the Board of Directors from time to time shall require.  The Controller shall work under the direct supervision of the Treasurer and also shall perform such other duties as may be assigned to the Controller by the Board of Directors, the Chairman of the Board or the President.

SECTION 5.10.

Assistant Officers.  The Board of Directors may appoint one or more assistant officers.  Each assistant officer shall, at the request of or in the absence or incapacity of the officer to whom the person is an assistant, perform the duties of such officer and shall have such other authority and perform such other duties as the Board of Directors may prescribe.

SECTION 5.11.

Bonds.  If required by the Board of Directors, any officer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of the officer=s office and for the restoration to the Corporation, in case of the officer=s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

SECTION 5.12.

Compensation of Officers.  The compensation of the officers of the Corporation shall be determined from time to time by the Board of Directors.

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 6.01.

Issuance.  Each shareholder shall be entitled to a certificate or certificates representing shares of stock of the Corporation owned of record.  The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as issued.  Certificates shall be signed by the Chairman, President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall bear the corporate seal.  Any or all of the signatures and the corporate seal upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, the certificate shall be valid and of the same force and effect as if the person continued to be such officer, transfer agent or registrar.

SECTION 6.02.

Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to compliance with applicable law, it shall be the duty of the Corporation to issue a new certificate of like form to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  No transfer shall be made which would be inconsistent with applicable law.

SECTION 6.03.

Stock Certificates.  Stock certificates for each class and series of stock of the Corporation shall be in such form as provided by statute and approved by the Board of Directors.  The stock transfer books for each class and series of stock and the blank stock certificates shall be kept by the Secretary or by any officer or agency designated by the Board of Directors for that purpose.

SECTION 6.04.

Lost, Stolen, Destroyed or Mutilated Certificates of Stock.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated upon the receipt by the Corporation of an affidavit of that fact by the record owner claiming the certificate of stock to be lost, stolen, destroyed or mutilated.  When authorizing issuance of a replacement certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the record owner of such lost, stolen, destroyed or mutilated certificate, or the person=s legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated.

SECTION 6.05.

Record Holder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record and beneficial owner of shares to receive notices, to receive dividends, to exercise voting rights and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, even if the Corporation shall have notice thereof.

SECTION 6.06.

Determination of Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action or purpose, the Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting or any other action.  If no record date is fixed:

(1)

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(2)

The record date for determining shareholders entitled to express consent to actions in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

(3)

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND

OTHER AUTHORIZED REPRESENTATIVES

SECTION 7.01.

Indemnification of Authorized Representatives in Third Party Proceedings.  To the maximum extent not prohibited by law, the Corporation shall indemnify any person who was or is an authorized representative of the Corporation (which shall mean for purposes of this Article a Director or officer of the Corporation or another person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other business enterprise) and who was or is a party (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any third party proceeding (which shall mean for purposes of this Article, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful.  The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02.

Indemnification of Authorized Representatives in Corporate Proceedings.  The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

SECTION 7.03.

Mandatory Indemnification of Authorized Representatives.  To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04.

Entitlement to Indemnification.   Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances, because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred.  Such determination shall be made:

(1)

By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

(2)

If such a quorum of the Board of Directors is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

(3)

By the shareholders voting in the aggregate and not by class or series.

SECTION 7.05.

Advancing Expenses.  Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article.  The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

SECTION 7.06.

Employee Benefit Plans.  For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

SECTION 7.07.

Scope.  The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative, and (3) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.08.

Reliance. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

SECTION 7.09.

Insurance.  The Corporation may but shall not be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against such person in such capacity or arising out of such person=s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01.

Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting only out of funds or property lawfully available therefor under applicable law.  Dividends may be paid in cash, in property, or in shares of the capital stock or held by the Corporation, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in its absolute discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner and at the time the Board of Directors thereof so determines.

SECTION 8.02.

Annual Statements.  The Board of Directors, through the officers of the Corporation, shall present at each annual shareholders meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

SECTION 8.03.

Contracts.  Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 8.04.

Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

SECTION 8.05.

Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal", and the state of incorporation of the Corporation.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8.06.

Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate; and all such funds may be withdrawn only upon checks or withdrawal requests signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

SECTION 8.07.

Amendment of Bylaws.  These Bylaws may be altered, amended, restated or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal, restatement or adoption of new bylaws is contained in the notice of such special meeting.

SECTION 8.08.

Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December, unless otherwise provided by resolution of the Board of Directors.

SECTION 8.09.

Possible Conflict of Interest of Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other company, partnership, association or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because the Director=s or officer=s vote is counted for such purpose, if: (1) the material facts as to the relationship or interest are disclosed to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to the relationship or interest are disclosed to the shareholders or Directors entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or Board of Directors; or (3) the contract or transaction is determined to be fair as to the Corporation as of the time it is authorized, approved, adopted or ratified by the Board of Directors or a Committee thereof or by the shareholders.  Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee of the Board which authorizes the contract or transaction.

SECTION 8.10.

Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same.